An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such jurisdiction. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending investors a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular	November 28, 2021

LipoTech USA Inc.

FTS BODYSCULPTING CORP

3046 DEL PRADO BLVD SOUTH
Suite 2B
CAPE CORAL, FL 33904

(239) 673-2514

admin@ftslipo.com

UP TO $25,000,000 IN shares OF Shares of Common Stock

This is the initial offering to members of the public of securities of LipoTech USA Inc., a Wyoming Corporation. We are offering 25,000,000 shares of our Shares of Common Stock, par value $0.001 (“Shares of Common Stock”) at an offering price of $0.10 per share (the “Offered Shares”). This offering will terminate on June 15, 2022, subject to extension for up to 180 days (the “Termination Date”). If, on the initial closing date (the “Initial Closing”), we have sold less than the number of Offered Shares, then we may hold one or more additional closings for additional sales (each an “Additional Closing”), up to the number of Offered Shares, and until the Termination Date. The Company will consider various factors in determining the timing of any Additional Closings, including the amount of proceeds received at the Initial Closing.

Upon each Additional Closing, if any, the proceeds subject to that Additional Closing will be distributed to the Company and the associated Offered Shares will be issued to the investors who have purchased such Offered Shares. If the offering does not close, the proceeds from the offering will be promptly returned to investors, without deduction and without interest unless such interest exceeds the amount noted below. To Be determined will serve as the escrow agent and will retain up to $5,000 of interest accrued from funds deposited in the escrow account as partial compensation for serving as escrow agent.

The minimum purchase requirement per investor is $100.00 Offered Shares based on the current price per share of Shares of Common Stock; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. We expect to commence the sale of the Offered Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”).

Prior to this offering, there has been no public market for our Shares of Common Stock.

Investing in our Shares of Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 7 for a discussion of certain risks that you should consider in connection with an investment in our Shares of Common Stock.

For further details regarding the Shares of Common Stock, please see “Description of the Shares of Common Stock Being Offered” beginning on page 6 of this Offering Circular

1) We estimate that our total offering expenses, including underwriting discount and commissions, will be approximately $50,000, assuming the minimum offering amount is sold, and $200,000, assuming the maximum offering amount is sold. For more details, please see the section of this Offering Circular captioned “Plan of Distribution.”

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular is following the Offering Circular disclosure format of Part II of Form 1-A.

The date of this Offering Circular is November 28th, 2021

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying Offering Circular supplements. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the Medical Devices and Healthcare, Service industry, and the other markets relevant to our operations are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “LipoMT”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of LipoTech USA Inc. and its wholly-owned subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

  The effect of extensive government regulation on our business;
  Our ability to secure appropriate funding to finance our and planned capital expenditures; and

In addition, you should refer to the section of this Offering Circular captioned “Risk Factors” for a discussion of other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. Additionally, we cannot assure you that the forward-looking statements in this offering circular will prove to be accurate. If the forward-looking statements prove to be inaccurate, the inaccuracy may be material. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. You should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

Our Business

Overview

Our Strategy

To advance our mission, we aim to build the defining brand of our generation and to promote a company culture based on our unique values and commitment to social responsibility. We believe that our brand represents the most effective methods of Body Sculpting and Fat Reduction.

FTS Body Sculpting will focus on Florida, for branding and marketing and expansion. Further expansion will be in adjoining Southeast states.

Marketing and Advertising:
Explore branding
Run sophisticated advertisements- traditional media
Write a clear case for support
Make the ask explicit

Fundraising Digitally:
Master video
Website
Be more social
Be mobile responsive

Forming Partnerships:
Form strong corporate partnerships
Leverage celebrity endorsers
Surf the web
Find matching gift opportunities

Introduce New Services To Market

We intend to offer lower prices then our competitors, and additional rider incentives to insure loyalty and return business. The majority of Body Sculpting / Fat Reduction are offered in Physicians offices and high priced spas. Our experience has proven we can offer high tech services at affordable prices, ensuring consumers that they now have services that are affordable. Our partnership with finance company, allows us to offer full 100% finance of treatments, were the majority of new clients can qualify. In addition we offer short term time payments interest free on our services in house.

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Company Strengths

The company has developed both Prototype Treatment Center and Training Center ,they are completed and ready for operations within 30-60 days.

Our President is former CEO of a Public Company, and is knowledgeable about Public Company accountability. He has been involved with startup ventures for 30 years. Industry expertise, owned and operated Med Spa, specializing in advanced body sculpting techniques, Cool Shaping, Radio Frequency, Ultrasound, Laser lipolysis. Owner of Intellectual property, )trademarks) significant to our industry. The Vice-president is trained and has 4 years experiences in body sculpting procedures, teaching and actual application

Company initial development of Treatment Center, using established criteria for treatment and office protocol.
Principals have extensive experience in Body Sculpting and Non-Invasive fat reduction.

The president/ Director has developed and implimented certain client acquisition skills, by introducing almost 1000 clients in a prior company. The Vice-president has experience in the application of successful body shaping treatments as Senior Technician, and Center Assistant to the location Director

Corporate Information

LipoTech USA Inc. is a Wyoming Corporation formed on October 11, 2021. We are headquartered at 3046 DEL PRADO BLVD SOUTH, Suite 2B, CAPE CORAL, FL 33904. Telephone No.: (238) 603-4669. manager@fatterminate.com. www.fatterminate.com

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 THE OFFERING

Issuer:	LipoTech USA Inc.

Securities offered:	Up to 25,000,000 shares of our Shares of Common Stock at an offering price of $0.10 per share (the “Offered Shares”).

Number of shares of Common Stock outstanding before the offering:	100,000,000 shares

Number of shares of Common Stock to be outstanding after the offering:	75,000,000 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.10

Proposed U.S. listing:

We have applied to list our Common Stock on [EXCHANGE APPLIED TO LIST STOCK] (the “NASDAQ”) under the symbol “[SYMBOL OF STOCK]”. In connection with our application, we expect to consummate a reverse stock split of our Common Stock at a ratio to be determined prior to qualification of our Common Stock. Our Common Stock will not commence trading on NASDAQ until all of the following conditions are met: (i) the initial closing (the “Initial Closing”) has occurred and we have raised the minimum amount of offering proceeds necessary for us to meet the initial listing requirements of NASDAQ, which we currently estimate to be approximately $[MINIMUM DOLLAR OFFERING AMOUNT TO COMMENCE TRADING]; (ii) the offering is terminated; and (iii) we have filed a post-qualification amendment to the Offering Statement and a registration statement on Form 8-A (“Form 8-A”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such post-qualification amendment is qualified by the U.S. Securities and Exchange Commission (“SEC”) and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of the offering in order that the Form 8-A may become effective as soon as practicable.

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Offering Type:

An offering of Shares of Common Stock by the Company pursuant to Tier 2 of Regulation A, as promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

No sales of Offered Shares will be made anywhere prior to the qualification of the Offering Statement by the SEC.

Termination:

This offering will terminate on June 15, 2022, subject to extension for up to 180 days (the “Termination Date”). If, on the Initial Closing date, we have sold less than the number of Offered Shares, then we may hold one or more additional closings for additional sales (each an “Additional Closing”), up to the number of Offered Shares, and until the Termination Date.

Voting Rights	Each share of Shares of Common Stock will entitle a holder to 1 vote on all matters submitted to a vote of the stockholders.

Dividend Policy	Since our inception, we have not paid any dividends on our Common Stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

Use of proceeds:	We intend to use the proceedings from this offering:
We intend to use the gross proceeds to open and establish additional Treatment Centers for the purchase of our potential facility or facilities, equipment, working capital, hiring staff, marketing and advertising and performance of financial strategies.

U.S. federal income tax considerations:	For material U.S. federal tax consequences of the acquisition, ownership and disposition of our Common Stock, see “Certain Material U.S. Federal Income Tax Considerations.”

Risk factors:	Investing in our Shares of Common Stock involves a high degree of risk. See “Risk Factors.”

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RISK FACTORS

To date, the Company has not generated revenue, does not foresee generating any revenue in the near future and therefore relies on external financing.

This is a startup Company and its business model is currently focused on development and branding rather than generating revenue. While the Company intends to generate revenue in the future, we cannot assure you when or if we will be able to do so.

The Company depends on external financing to fund its operations. The Company anticipates, based on current proposed plans and assumptions relating to its operations (including the timetable of, and costs associated with, new product development) that, if the Minimum Amount is raised in this Offering, it will be sufficient to satisfy the Company’s contemplated cash requirements through approximately year end 2022, assuming that we do not accelerate the development of other available opportunities, engage in extra ordinary transaction or otherwise face unexpected events, costs or contingencies, any of which could affect our cash requirements.

We expect capital outlays and operating expenditures to increase over the next several years as we expand the Company’s infrastructure, commercial operations, development activities and establishes offices.

Future funding requirements will depend on many factors, including but not limited to the following:

  The cost of expanding operations;
  The financial terms and timing of any collaborations, licensing or other arrangements into which the Company may enter;
  The rate of progress and cost of development activities;
  The need to respond to technological changes and increased competition;
  The costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;
  The cost and delays in product development that may result from changes in regulatory requirements applicable to the Company’s products;
  Sales and marketing efforts to bring these new product candidates to market;
  Unforeseen difficulties in establishing and maintaining an effective sales and distribution network; and
  Lack of demand for and market acceptance of the Company’s products and technologies.

The Company may have difficulty obtaining additional funding and we cannot assure you that additional capital will be available when needed, if at all, or if available that it will be obtained on terms acceptable to the Company. If we raise additional funds by issuing additional debt securities, such debt instruments may provide for rights, preferences or privileges senior to the Securities. In addition, the terms of the debt securities issued could impose significant restrictions on the Company’s operations. If we raise additional funds through collaborations and licensing arrangements, the Company may be required to relinquish significant rights to its technologies or product candidates, or to grant licenses on terms that are not favorable to the Company. If adequate funds are not available, we may have to delay, scale back, or eliminate some of the Company’s operations or its research development and commercialization activities. Under these circumstances, if the Company is unable to acquire additional capital or is required to raise it on terms that are less satisfactory than desired, it may have a material adverse effect on its financial condition.

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The Company has no operating history upon which you can evaluate its performance, and accordingly, its prospects must be considered in light of the risks that any new company encounters.

The Company was formed under the laws of Wyoming on October 11, 2021. Accordingly, the Company has no history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed operations are subject to all business risks associated with new enterprises. The likelihood of the Company creating a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the inception of a business, operation in a competitive industry, and the continued development of advertising, promotions, and a corresponding client base. We anticipate that the Company’s operating expenses will increase for the near future. There can be no assurances that the Company will ever operate profitably. You should consider the Company's business, operations and prospects in light of the risks, expenses and challenges faced as an early-stage company.

The Company may face potential difficulties in obtaining capital.

The Company may have difficulty raising needed capital in the future as a result of, among other factors, lack of an approved product and revenues from sales, as well as the inherent business risks associated with the Company and present and future market conditions. The business currently does not generate any sales and future sources of revenue may not be sufficient to meet the future capital requirements. We will require additional funds to execute the Company’s business strategy and to conduct operations. If adequate funds are unavailable, we may be required to delay, reduce the scope of or eliminate one or more of our business initiatives cut to preserve capital any of which may materially harm the business, financial condition and results of operations.

The development and commercialization of our services is highly competitive.

The Company faces competition with respect to any products that we may seek to develop or commercialize in the future. The Company’s competitors include major companies worldwide. Many of these competitors have significantly greater financial, technical and human resources than the Company and superior expertise in research and development and marketing approved services and thus may be better equipped to develop and commercialize services. These competitors also compete with the Company in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect the Company’s competitive position, the likelihood that its services will achieve initial market acceptance and its ability to generate meaningful additional revenues from its products.

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The Company depends on our vendors to sell us quality products at favorable prices. Many factors outside the Company’s control, including, without limitation, raw material shortages, inadequate manufacturing capacity, labor disputes, transportation disruptions or weather conditions, could adversely affect our vendors' ability to deliver to us quality merchandise at favorable prices in a timely manner. Furthermore, financial or operational difficulties with a particular vendor could cause that vendor to increase the cost of the products or decrease the quality of the products we purchase from it. Vendor consolidation could also limit the number of suppliers from which the Company may purchase products and could materially affect the prices we pay for these products. The Company would suffer an adverse impact if our vendors limit or cancel the return privileges that currently protect us from inventory obsolescence.

Quality management plays an essential role in determining and meeting customer requirements, preventing defects, improving the Company's products and services and maintaining the integrity of the data that supports the safety and efficacy of our products.

The Company’s future success depends on our ability to maintain and continuously improve our quality management program. An inability to address a quality or safety issue in an effective and timely manner may also cause negative publicity, a loss of customer confidence in us or our current or future products, which may result in the loss of sales and difficulty in successfully launching new products. In addition, a successful claim brought against the Company in excess of available insurance or not covered by indemnification agreements, or any claim that results in significant adverse publicity against us, could have an adverse effect on our business and our reputation.

The Company may implement new lines of business or offer new products and services within existing lines of business.

There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, the Company may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved and price and profitability targets may not prove feasible. The Company may not be successful in introducing new products and services in response to industry trends or developments in technology, or those new products may not achieve market acceptance. As a result, the Company could lose business, be forced to price products and services on less advantageous terms to retain or attract clients, or be subject to cost increases. As a result, the Company’s business, financial condition or results of operations may be adversely affected.

Customers often finance purchases of the Company’s products, particularly 10 Treatment Program.

Declines in the lending environment including fewer lenders, tighter underwriting and loan approval criteria, greater down payment requirements and, in some cases, higher interest rates have impaired customers' ability to finance and purchase our products. If credit conditions worsen, and adversely affect the ability of customers to finance potential purchases at acceptable terms and interest rates, it could result in a decrease in sales of the Company’s products or delay any improvement in our sales.

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In general, demand for the Company’s products and services is highly correlated with general economic conditions.

A substantial portion of the Company’s revenue is derived from discretionary spending by individuals, which typically falls during times of economic instability. Declines in economic conditions in the U.S. or in other countries in which the Company operates may adversely impact our consolidated financial results. Because such declines in demand are difficult to predict, the Company or the industry may have increased excess capacity as a result. An increase in excess capacity may result in declines in prices for the Company’s products and services.

The use of individually identifiable data by the Company’ s business, our business associates and third parties is regulated at the state, federal and international levels.

Costs associated with information security – such as investment in technology, the costs of compliance with consumer protection laws and costs resulting from consumer fraud – could cause the Company’s business and results of operations to suffer materially. Additionally, the success of our online operations depends upon the secure transmission of confidential information over public networks, including the use of cashless payments. The intentional or negligent actions of employees, business associates or third parties may undermine the Company’s security measures. As a result, unauthorized parties may obtain access to the Company’s data systems and misappropriate confidential data. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other developments will prevent the compromise of our customer transaction processing capabilities and personal data. If any such compromise of the Company’s security or the security of information residing with our business associates or third parties were to occur, it could have a material adverse effect on our reputation, operating results and financial condition. Any compromise of our data security may materially increase the costs the Company incurs to protect against such breaches and could subject us to additional legal risk.

Through our operations, we collect and store certain personal information that our customers provide to purchase products or services, enroll in promotional programs, register on our web site, or otherwise communicate and interact with us.

The Company may share information about such persons with vendors that assist with certain aspects of our business. Security could be compromised and confidential customer or business information misappropriated. Loss of customer or business information could disrupt the Company’s operations, damage our reputation, and expose us to claims from customers, financial institutions, payment card associations and other persons, any of which could have an adverse effect on our business, financial condition and results of operations. In addition, compliance with tougher privacy and information security laws and standards may result in significant expense due to increased investment in technology and the development of new operational processes.

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Security breaches and other disruptions could compromise the Company’s information and expose us to liability, which would cause our business and reputation to suffer.

The Company collects and stores sensitive data, including intellectual property, our proprietary business information and that of our customers, and personally identifiable information of our employees, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to the Company’s operations and business strategy. Despite the Company’s security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, disrupt our operations and the services we provide to clients and damage our reputation,and cause a loss of confidence in our services. which could adversely affect the Company’s business operating margins , revenues, and competitive position.

The secure processing, maintenance and transmission of this information is critical to the Company’s operations and business strategy, and we devote significant resources to protecting our information by Yes. The expenses associated with protecting our information, these steps could reduce the Company’s operating margins.

If the Company is unable to continue to maintain good relationships with our employees and prevent labor organizations from organizing groups of our employees, our operating costs could significantly increase and our operational flexibility could be significantly reduced.

Despite continual organizing attempts by labor unions, other than the unionized business sector of , all of the Company’s U.S. employees have thus far chosen not to unionize. The U.S. Congress has, in the past, considered adopting changes in labor laws, however, that would make it easier for unions to organize units of our employees. Such legislation could expose the Company’s customers to local work stoppages in key areas that interrupt the timely flow of shipments of time-sensitive, high-value goods throughout our global network. Such disruptions could threaten our ability to provide competitively priced shipping options and ready access to global markets. There is also the possibility that Congress could pass other labor legislation that could adversely affect our companies, whose employees are governed by the National Labor Relations Act of 1935, as amended.

The Company's success depends on the experience and skill of the board of directors, its executive officers and key employees.

In particular, the Company is dependent on a list of people that the company may be dependent on, who are crucial to operations of the Company. The Company has or intends to enter into employment agreements with key staff although there can be no assurance that it will do so or that they will continue to be employed by the company for a particular period of time. The loss of our CEO, or any member of the board of directors or executive officer could harm the Company's business, financial condition, cash flow and results of operations.

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We rely on various intellectual property rights, including specific trademarks, in order to operate our business.

Such intellectual property rights, however, may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on non-disclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights.

As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our patent rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management's attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

The amount of capital the Company is attempting to raise in this Offering is not enough to sustain the Company's current business plan.

In order to achieve the Company's near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause a Purchaser to lose all or a portion of his or her investment.

We are subject to income taxes as well as non-income based taxes, such as payroll, sales, use, value-added, net worth, property and goods and services taxes, in the U.S.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates are reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

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We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurance that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Political, economic and regulatory influences are subjecting the healthcare industry to potential fundamental changes that could substantially affect our results of operations.

Government and private sector initiatives to limit the growth of healthcare costs, including price regulation, competitive pricing, coverage and payment policies, comparative effectiveness of therapies, technology assessments and alternative payment models, are continuing including the U.S.. These changes are causing the marketplace to put increased emphasis on the delivery of more cost-effective treatments. .As a U.S. headquartered company with significant sales in the U.S. healthcare reform legislation will material impact us. Certain provisions of the legislation will not be effective for a number of years and it is unclear what the full impact of the legislation will be. Provisions of this legislation, including Medicare provisions aimed at improving quality and decreasing costs, comparative effectiveness research, an independent payment advisory board, and pilot programs to evaluate alternative payment methodologies, could meaningfully change the way healthcare is developed and delivered, and may adversely affect our business and results of operations. Further, we cannot predict what healthcare programs and regulations will be ultimately implemented at the federal or state level, or the effect of any future legislation or regulation in the U.S. or internationally. However, any changes that lower reimbursements for our products, reduce medical procedure volumes or increase cost containment pressures on us or other participants in the healthcare industry could adversely affect our business and results of operations.

The manufacture, , marketing and use of our products are subject to extensive regulation and increased scrutiny by the Food and Drug Administration (FDA)

Any new product must undergo lengthy and rigorous testing and other extensive, costly and time-consuming procedures mandated by FDA and foreign regulatory authorities. Changes to current products may be subject to vigorous review, including additional 510(k) and other regulatory submissions, and approvals are not certain. Our facilities must be approved and licensed prior to production and remain subject to inspection from time to time thereafter. Failure to comply with the requirements of FDA or other regulatory authorities, including a failed inspection or a failure in our adverse event reporting system, could result in adverse inspection reports, warning letters, product recalls or seizures, monetary sanctions, injunctions to halt the manufacture and distribution of products, civil or criminal sanctions, refusal of a government to grant approvals or licenses, restrictions on operations or withdrawal of existing approvals and licenses. Any of these actions could cause a loss of customer confidence in us and our products, which could adversely affect our sales and results of operations.

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Neither the Offering nor the Securities have been registered under federal or state securities laws, leading to an absence of certain regulation applicable to the Company.

No governmental agency has reviewed or passed upon this Offering, the Company or any Securities of the Company. The Company has not registered this Offering under the Securities Act in reliance on exemptions from such registration. The Company also has relied on exemptions from securities registration requirements under applicable state securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

No Guarantee of Return on Investment

There is no assurance that a Purchaser will realize a return on its investment or that it will not lose its entire investment. For this reason, each Purchaser should read the Memorandum and all Exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

A majority of the Company is owned by a small number of owners.

Prior to the Offering the Company's current owners of 5% or more beneficially own up to 90% of the Company. Subject to any fiduciary duties owed to our other owners or investors under U.S. law, these owners may be able to exercise significant influence over matters requiring owner approval including the election of directors or managers and approval of significant Company transactions, and will have significant control over the Company's management and policies. Some of these persons may have interests that are different from yours. For example, these owners may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price potential investors are willing to pay for the Company. In addition, these owners could use their voting influence to maintain the Company's existing management, delay or prevent changes in control of the Company, or support or reject other management and board proposals that are subject to owner approval Prior to the Offering a majority of the Company is owned by a small number of people .Subject to any fiduciary duties owed to our other owners or investors under securities law, these owners may be able to exercise significant influence over matters requiring owner approval, including the election of directors or managers and approval of significant Company transactions, and will have significant control over the Company's management and policies. Some of these persons may have interests that are different from yours. For example, these owners may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price potential investors are willing to pay for the Company. In addition, these owners could use their voting influence to maintain the Company's existing management, delay or prevent changes in control of the Company, or support or reject other management and board proposals that are subject to owner approval.

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The Company has the right to extend the Offering deadline.

The Company may extend the Offering deadline beyond what is currently stated herein. This means that your investment may continue to be held in escrow while the Company attempts to raise the Minimum Amount even after the Offering deadline stated herein is reached. Your investment will not be accruing interest during this time and will simply be held until such time as the new Offering deadline is reached without the Company receiving the Minimum Amount, at which time it will be returned to you without interest or deduction, or the Company receives the Minimum Amount, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after release of such funds to the Company, the Securities will be issued and distributed to you.

There is no present market for the Securities and we have arbitrarily set the price.

We have arbitrarily set the price of the Securities with reference to the general status of the securities market and other relevant factors. The Offering price for the Securities should not be considered an indication of the actual value of the Securities and is not based on our net worth or prior earnings. We cannot assure you that the Securities could be resold by you at the Offering price or at any other price.

The Securities will be equity interests in the Company and will not constitute indebtedness.

The Securities will rank junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, for which principal and interest would customarily be payable on specified due dates, there will be no specified payments of dividends with respect to the Securities and dividends are payable only if, when and as authorized and declared by the Company and depend on, among other matters, the Company's historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors the Company's board of directors deems relevant at the time. In addition, the terms of the Securities will not limit the amount of debt or other obligations the Company may incur in the future. Accordingly, the Company may incur substantial amounts of additional debt and other obligations that will rank senior to the Securities.

We are permitted to incur more debt, which may increase our risk of the inability to pay interest and principal on the Securities when it comes due.

We are not restricted from incurring additional secured/unsecured debt or other liabilities. If we incur additional debt or liabilities, your security may be subordinate to the payment of principal or interest on such other future debt and our ability to pay our obligations on the Securities could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted from paying dividends or issuing or repurchasing our equity interests.

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You will not have a vote or influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You, as a Purchaser, will have a very limited ability to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or managers of the Company. Accordingly, no person should purchase a Security unless he or she is willing to entrust all aspects of management to the Company.

You have limited opportunities to convert your Securities..

You will only be able to convert your Securities into upon the occurrence of one or more of the following events: upon the (i) maturity of your Securities; (ii) occurrence of any event of default under your Securities (please see the section entitled The Offering and The Securities" below for more information about the Events of Default under the Securities); or (iii) listing of shares on the exchange.

The Securities will be equity interests in the Company and will not constitute indebtedness.

As such, the Securities will rank junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, for which principal and interest would customarily be payable on specified due dates, there will be no specified payments with respect to the Securities and distributions are payable only if, when and as determined by the Company and depend on, among other matters, the Company's historical and projected results of operations, liquidity, cash flows, capital levels, financial.

Limitation of Management Liability

The Company's Employment Agreement provides that the Officers, Directors and the Company's agents, attorneys, affiliates and employees will be indemnified against costs and expenses incurred in connection with, and will not be liable to the Company or a Purchaser for, any action taken, or failure to act, on behalf of the Company in connection with the business of the Company, determined by the appropriate information to be taken in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company. Therefore, a Purchaser may have a more limited right of action against the Officers, Management and Directors, than would be available if these provisions were not contained in the Company's Agreement.

Purchasers Will Not Participate in Management

Our President has full responsibility for managing our Company. The Purchasers will not be entitled to participate in the management or operation of the Company or in the conduct of its business. The Purchasers may not vote their Securities in the election of the Company officers or for any other reason, except in limited circumstances as allowed under Securities law. Please consult the Purchase Agreement, attached hereto as Exhibit.

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Your ownership of the shares of Lipo Tech USA stock will be subject to dilution.

Owners of Common Stock do not have preemptive rights. If the Company conducts subsequent offerings of or securities convertible into shares, issues shares pursuant to a compensation or distribution reinvestment plan or otherwise issues additional shares, investors who purchase shares in this Offering who do not participate in those other stock issuances will experience dilution in their percentage ownership of the Company's outstanding shares. Furthermore, shareholders may experience a dilution in the value of their shares depending on the terms and pricing of any future share issuances (including the shares being sold in this Offering) and the value of the Company's assets at the time of issuance.

The Securities will be equity interests in the Company and will not constitute indebtedness.

The Securities will rank junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, for which principal and interest would customarily be payable on specified due dates, there will be no specified payments of dividends with respect to the Securities and dividends are payable only if, when and as authorized and declared by the Company and depend on, among other matters, the Company's historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors the Company's board of directors deems relevant at the time. In addition, the terms of the Securities will not limit the amount of debt or other obligations the Company may incur in the future. Accordingly, the Company may incur substantial amounts of additional debt and other obligations that will rank senior to the Securities.

There can be no assurance that we will ever provide liquidity to Purchasers through either a sale of the Company or a registration of the Securities.

There can be no assurance that any form of merger, combination, or sale of the Company will take place, or that any merger, combination, or sale would provide liquidity for Purchasers. Furthermore, we may be unable to register the Securities for resale by Purchasers for legal, commercial, regulatory, market-related or other reasons. In the event that we are unable to effect a registration, Purchasers could be unable to sell their Securities unless an exemption from registration is available.

Purchasers will not have voting rights, even upon conversion of the Securities into CF Shadow Securities.

Purchasers will not have the right to vote upon matters of the Company even if and when their Securities are converted into CF Shadow Securities. Upon such conversion, CF Shadow Securities will have no voting rights and even in circumstances where a statutory right to vote is provided by state law, the CF Shadow Security holders are required to vote with the majority of the security holders in the new round of equity financing upon which the Securities were converted. For example, if the Securities are converted upon a round offering Series B Preferred Shares, the Series B-CF Shadow Security holders will be required to vote the same way as a majority of the Series B Preferred Shareholders vote. Thus, Purchasers will never be able to freely vote upon any director or other matters of the Company.

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In a dissolution or bankruptcy of the Company, Purchasers will be treated the same as common equity holders.

In a dissolution or bankruptcy of the Company, Purchasers of Securities which have not been converted will be entitled to distributions as if they were common stock holders. This means that such Purchasers will be at the lowest level of priority and will only receive distributions once all creditors as well as holders of more senior securities, including any preferred stock holders, have been paid in full. If the Securities have been converted into CF Shadow Securities, the Purchasers will have the same rights and preferences (other than the ability to vote) as the holders of the Securities issued in the equity financing upon which the Securities were converted.

The Securities do not have a valuation cap.

The Securities do not have a valuation cap to minimize the dilution of the shares into which the Securities are converted upon a future equity financing. Convertible securities often feature a ceiling or limit, referred to as a valuation cap," which sets a maximum company valuation for the purposes of calculating the number of shares into which such securities are converted. This benefits the holders of such convertible securities by establishing a minimum number of shares into which the convertible securities will convert, thereby limiting the extent to which the holders' ownership percentages are diluted. The Securities do not have such ceiling or limit; thus each Purchaser's ownership of the Company will be determined based on the valuation of the Company established by the future equity financing."

The Securities do not have a discount rate.

The Securities do not have a discount rate, which would be applied to the conversion price of the Securities based on the price of a future equity financing. Convertible securities often provide a discount rate, which is applied to the price of the future financing to determine the conversion price. For instance, if the future equity financing were priced at $10 per share, convertible securities that incorporated a discount rate might be convertible at $8 per share. Such discount rate benefits the convertible security holders, who receive more securities from the conversion than the purchase price of their convertible securities would suggest. The Securities do not have a discount rate and thus, will be convertible at the price established by the future equity financing regardless of the price of such future securities or the future valuation of the Company.

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There is no guarantee that the Security will be paid back in Tokens of the issuing company or their parent.

Per the terms of the DPA, if the Company cannot produce or acquire Tokens, the only means to pay back the debt is in cash. As Tokens may be considered securities, there is a substantial risk to there being regulatory risks that prevent the acquisition or distribution of Tokens. While the Company believes any Tokens used to fulfill its debt obligations would be considered non-securities assets, and therefore freely tradeable on the open market, there is a risk that regulators may deem Tokens securities, therefore substantially limiting their liquidity and therefore the Company's ability to fulfill the terms of the DPA with them.

The securities will not be freely tradable until one year from the initial purchase date. Although the securities may be tradable under federal securities law, state securities regulations may apply and each Purchaser should consult with his or her attorney.

You should be aware of the long-term nature of this investment. There is not now and likely will not be a public market for the shares. Because the shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the shares have transfer restrictions and cannot be resold in the United States except pursuant to Rule 501 of Regulation CF. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the shares may also adversely affect the price that you might be able to obtain for the company in a private sale. Purchasers should be aware of the long-term nature of their investment in the Company. Each Purchaser in this Offering will be required to represent that it is purchasing the Securities for its own account, for investment purposes and not with a view to resale or distribution thereof.

Neither the Offering nor the Securities have been registered under federal or state securities laws, leading to an absence of certain regulation applicable to the Company.

No governmental agency has reviewed or passed upon this Offering, the Company or any Securities of the Company. The Company also has relied on exemptions from securities registration requirements under applicable state securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

No Guarantee of Return on Investment.

There is no assurance that a Purchaser will realize a return on its investment or that it will not lose its entire investment. For this reason, each Purchaser should read the prospectus and all Exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

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A majority of the Company is owned by a small number of owners.

Prior to the Offering the Company's current owners of 80% or more beneficially own up to majority of the Company. Subject to any fiduciary duties owed to our owners or investors under securities law, these owners may be able to exercise significant influence over matters requiring owner approval, including the election of directors or managers and approval of significant Company transactions, and will have significant control over the Company's management and policies. Some of these persons may have interests that are different from yours. The concentration of ownership could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price potential investors are willing to pay for the Company. In addition, these owners could use their voting influence to maintain the Company's existing management, delay or prevent changes in control of the Company, or support or reject other management and board proposals that are subject to owner approval. For example, these owners may support proposals and actions with which you may disagree. The Managing Member owns 90% of the Company and is therefore in control of the Company's operations, the Securities Member owns 10% of the Company and while it has no management or control rights, it does have the ability to supervise and help run this Offering in the place of the Managing Member, as well as any other responsibilities delegated by the Managing Member in their mutual discretion.

The Company has the right to extend the Offering deadline.

The Company may extend the Offering deadline beyond what is currently stated herein. This means that your investment may continue to be held in escrow while the Company attempts to raise the Minimum Amount even after the Offering deadline stated herein is reached. Your investment will not be accruing interest during this time and will simply be held until such time as the new Offering deadline is reached without the Company receiving the Minimum Amount, at which time it will be returned to you without interest or deduction, or the Company receives the Minimum Amount, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after release of such funds to the Company, the Securities will be issued and distributed to you.

Investor is not an owner of the Company and has no decision-making rights or vote.

You are not entitled, as a holder of the Securities, to vote or receive dividends or be deemed the holder of capital stock for any purpose, nor will you have any of the rights of a stockholder or member of the Company, as applicable, or any right to vote for the election of directors or upon any matter submitted to stockholders or members, as applicable, at any meeting thereof, or to give or withhold consent to any Company action or to receive notice of meetings, or to receive subscription rights. Accordingly, no person should purchase a Security unless he or she is willing to entrust all aspects of management to the Company. Furthermore, you will not have any rights to the profits or intellectual property of the Company, and your only claim to the assets of the company are the rights of payment as set forth in the DPA.

We may not be able to repurchase all of the Securities upon a liquidation event or change of control repurchase event.

Upon the occurrence of events constituting a liquidation event or change of control, we will be required to offer to repurchase the Securities. We may not have sufficient funds to repurchase the Securities in cash at such time or have the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the Securities for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time.

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Your ability to redeem the Security we are issuing for cash will not provide a full return of capital.

The Security being offered has features which allow investors to redeem it for partial repayment or their principal amount. Investors should not consider this a safe investment because (i) the Company is not obligated to return 100% of principal; and (ii) there can be no guarantee there will be sufficient assets on hand to return funds.

This debt instrument does not accrue cash interest for from the date of issuance.

If the Company is able to acquire Tokens from the date of issuance of the Securities, no cash interest will accrue. This means that if the company were to liquidate its assets and pay back the DPA you would realize no return on your investment.

Fluctuations in the mix of customer demand for our various types of solution offerings could impact our financial performance and ability to forecast performance.

Due to fluctuations in customer needs, changes in customer industries, and general economic conditions, customer demand for the range of our offerings varies from time to time and is not predictable. In addition, our gross margins vary by customer and by segment and the mix of services provided to our customers could impact our results of operations as certain of our customers and segments have different gross margin profiles. Generally, the profitability of an account increases over time. As a result, the mix of solutions we provide to our customers varies at any given time, both within a quarter and from quarter-to-quarter. These variations in service mix impact gross margins and the predictability of gross margins for any period. You should not rely on the results of any one quarter as an indication of our future performance.

Our operating results may fluctuate due to factors that are difficult to forecast and not within our control.

Our past operating results may not be accurate indicators of future performance, and you should not rely on such results to predict our future performance. Our operating results have fluctuated significantly in the past, and could fluctuate in the future. Factors that may contribute to fluctuations include:

•	changes in aggregate capital spending, cyclicality and other economic conditions, or domestic and international demand in the industries we serve;
•	our ability to effectively manage our working capital;
•	our ability to satisfy consumer demands in a timely and cost-effective manner;
•	pricing and availability of labor and materials;
•	our inability to adjust certain fixed costs and expenses for changes in demand;
•	shifts in geographic concentration of customers, supplies and labor pools; and

seasonal fluctuations in demand and our revenue.

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If we fail to attract and retain enough sufficiently trained customer service associates and other personnel to support our operations, our business and results of operations will be seriously harmed.

We rely on customer service associates, and our success depends to a significant extent on our ability to attract, hire, train and retain qualified customer service associates. Companies in our industry, including us, experience high employee attrition. Our attrition rate for our customer service associates who remained with us following a 90-day training and orientation period was on average approximately 5% per month. A significant increase in the attrition rate among our customer service associates could decrease our operating efficiency and productivity. Our failure to attract, train and retain customer service associates with the qualifications necessary to fulfill the needs of our existing and future clients would seriously harm our business and results of operations.

Our ability to sell our products and services is dependent on the quality of our technical support services, and our failure to offer high quality technical support services would have a material adverse effect on our sales and results of operations.

Once our services are deployed within our end-customers' operations, they depend on our technical support services to resolve any issues relating to these products. If we do not effectively assist our customers in deploying these products, succeed in helping our customers quickly resolve post-deployment issues, and provide effective ongoing support, our ability to sell additional products and services to existing customers would be adversely affected and our reputation with potential customers could be damaged. As a result, our failure to maintain high quality support services would have an adverse effect on our business and results of operations.

We may be adversely affected by cyclicality, volatility or an extended downturn in the United States or worldwide economy, or in or related to the industries we serve.

Our revenues are generated primarily from servicing customers seeking to hire qualified professionals in the technology and esthetics field. Demand for these professionals tends to be tied to economic and business cycles. Increases in the unemployment rate, specifically in the health and spa and other vertical industries we serve, cyclicality or an extended downturn in the economy could cause our revenues to decline. Therefore, our operating results, business and financial condition could be significantly harmed by an extended economic downturn or future downturns, especially in regions or industries where our operations are heavily concentrated. Further, we may face increased pricing pressures during such periods as customers seek to use lower cost or fee services, which may adversely affect our financial condition and results of operations.

We are subject to rapid technological change and dependence on new product development.

Our industry is characterized by rapid and significant technological developments, frequent new product introductions and enhancements, continually evolving business expectations and swift changes. To compete effectively in such markets, we must continually improve and enhance our products and services and develop new technologies and services that incorporate technological advances, satisfy increasing customer expectations and compete effectively on the basis of performance and price. Our success will also depend substantially upon our ability to anticipate, and to adapt our products and services to our collaborative partner's preferences. There can be no assurance that technological developments will not render some of our products and services obsolete, or that we will be able to respond with improved or new products, services, and technology that satisfy evolving customers' expectations. Failure to acquire, develop or introduce new products, services, and enhancements in a timely manner could have an adverse effect on our business and results of operations. Also, to the extent one or more of our competitors introduces products and services that better address a customer's needs, our business would be adversely affected.

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Failure to obtain new clients or renew client contracts on favorable terms could adversely affect results of operations.

We may face pricing pressure in obtaining and retaining our clients. Our clients may be able to seek price reductions from us when they renew a contract, when a contract is extended, or when the client's business has significant volume changes. They may also reduce services if they decide to move services in-house. On some occasions, this pricing pressure results in lower revenue from a client than we had anticipated based on our previous agreement with that client. This reduction in revenue could result in an adverse effect on our business and results of operations.

Further, failure to renew client contracts on favorable terms could have an adverse effect on our business. Our contracts with clients generally run for several years and include liquidated damage provisions that provide for early termination fees. Terms are generally renegotiated prior to the end of a contract's term. If we are not successful in achieving a high rate of contract renewals on favorable terms, our business and results of operations could be adversely affected.

Our business and financial condition may be impacted by military actions, global terrorism, natural disasters and political unrest. Natural disasters and political unrest domestically and overseas could impact our business

Additionally, hurricanes or other unanticipated catastrophes, both in the U.S. and globally, could disrupt our operations and negatively impact our business as well as disrupt our clients' businesses, which may result in a further adverse impact on our business. As a result, significant disruptions caused by such events could materially and adversely affect our business and financial condition.

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USE OF PROCEEDS

We estimate that the maximum net proceeds we will receive from this offering may be approximately $2,500,000,000, after deducting estimated offering expenses. We cannot guarantee that we will raise the total estimated amount of proceeds or that we will raise any amount at all. We intend to use the proceeds of the offering, net of any federal and state income taxes, for the following purposes:

Expense Category

•	advertising- marketing;
•	continued maintenance and services to operating company;
•	To be determined;

Percent of Proceeds

The following table sets forth a breakdown of our estimated use of our net proceeds as we currently expect to use them, assuming the sale of, respectively, 100%, 75%, 50%, 25% and 2% of the shares offered for sale in this offering.

100%	75%	50%	25%	2%

The use of proceeds is not expected to materially vary based on the amount raised in the offering.

We would expect to modify our use of proceeds as outlined above depending on the proceeds raised. These variations are based on management’s view of the best use of proceeds to benefit the company and its stakeholders.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we were to secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

If you purchase shares in this offering, your ownership interest in our Shares of Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the pro forma net tangible book value per share of our Shares of Common Stock after this offering.

The following is a comparison chart of the public offering price per share included in this Offering Statement with the average effective cash contribution of any officer, director, promoter or affiliated person that either acquired the same class of shares being offered in this Regulation A offering during the past year or otherwise has an existing right to acquire the shares being offered.

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 PLAN OF DISTRIBUTION

Nature of the Offering

We are offering up to 25,000,000 shares pursuant to this offering circular on a best efforts basis. We will sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. This offering circular permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and director will sell the shares and intend to offer them to friends, family members, business acquaintances, and the general public. There is no minimum amount of shares we must sell.

The shares being offered hereby will be primarily offered by associated persons of ours in reliance on the safe harbor in Rule 3a4-1 of the Exchange Act. No sales commission will be paid for shares sold by our associated persons, and our associated persons are not subject to a statutory disqualification and are not associated persons of a broker or dealer.

We may be limited in our ability to offer or sell shares of our Stock in the certain states unless and until we register with those states as an issuer dealer. Alternatively, if we wish to offer and sell our shares of Stock in these states, we may hire an SEC registered broker-dealer to serve as our placement agent. We may, however, decide to comply with a particular state’s issuer dealer registration requirements, if we deem it appropriate.

Offering Period

This offering will commence on or after the date that the offering statement is qualified by the SEC and will terminate on June 15, 2022, subject to extension for up to 180 days at the Company’s election.

Minimum Investment per Investment

The minimum investment in this offering for U.S. individual investors is 1,000 shares of common stock. The minimum investment in this offering for non-U.S. individual investors and any investors that are entities is 1,000 shares of common stock.

•	the history and prospects for the industry in which we compete;
•	our financial information;
•	the ability of our management team;
•	our business potential and earning prospects;
•	the prevailing securities markets at the time of this offering;
•	the recent market prices of, and the demand for, publicly traded shares of generally comparable companies;
•	other factors as were deemed relevant.

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Procedures for Subscribing

We will use the website www.fatterminate.com to provide notification of the offering..

In the event that some but not all of the securities being offered are not sold The company will retain and put to use any funds committed by subscribers. See “Use of proceeds”

Escrow Account

Investors who participate in this offering (except for investors who participate through Selling Agents other than the Lead Agent as described below) will be required to deposit their funds in an escrow account held at Truist Bank (the “Escrow Account”). Tendered funds will remain in escrow until the closing of this offering. Upon closing, funds tendered by investors will be made available to us for our use. However, in the event that this offering does not close by the expiration date set forth above or the offering is earlier terminated, any money tendered by potential investors will be promptly returned by the escrow agent, without interest or deduction.

Investors who participate in this offering directly through their Selling Agents will pay their subscription amounts and receive their shares from such Selling Agents directly.

To Be determined has not investigated the desirability or advisability of investment in our Shares of Common Stock nor approved, endorsed or passed upon the merits of purchasing our Shares of Common Stock.

Procedures for Subscribing

We intend to use social media, published ads, personal presentations to drive traffic to our website www.fatterminate.com. This offering circular and a subscription agreement will be furnished to prospective investors via download 24 hours per day, 7 days per week at www.fatterminate.com. We may also use one or more posting services, such as N/A, to host this offering.

If you decide to subscribe for any shares in this offering, you must (1) execute and deliver a subscription agreement (the form of which is attached to the offering statement), either online or in hard copy, and (2) deliver the subscription price by check, wire transfer or ACH to our escrow agent, To Be determined (which should be at least $100 and in increments thereof) should be made payable to: Lipo Tech USA Inc.. The check and the subscription agreement, if completed as a hard copy, should be mailed or delivered to 3046 DEL PRADO BLVD SOUTH CAPE CORAL, FL 33908.

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Forty-eight hours prior to the anticipated closing of this offering, each investor that has money deposited with the escrow agent will be notified via e-mail that the indication of the amount of securities such investor wishes to purchase, or such lesser amount as may be determined by us and the Lead Agent in their discretion, is confirmed and will be finalized on closing. For investors participating through the Portal, indications will not be finalized without (i) sufficient funds deposited in the Escrow Account or if the investor elects to cancel such indication and (ii) the investor having executed the required subscription agreement for this offering (the form of which is filed as Exhibit B to the offering statement of which this Offering Circular is a part). For investors participating through their own Selling Agent, the foregoing will also apply, except that investor may provide information similar to that contained in the subscription agreement to the Selling Agent using procedures and forms specified by the applicable Selling Agent and that subscription amounts for those investors will not be placed in escrow and final indications will be given to the Lead Agent through the Selling Agent.

Upon the closing, the funds required to purchase that amount of shares will be removed from the Escrow Account and transferred to our account, and the amount of shares purchased will be deposited into such investor's account Through the Portal. For investors who participate through the Portal, the transfer agent will make record of shares owned and deliver a statement to such investor. For those investors who participate through a Selling Agent, or are brokerage clients of the Lead Agent, the amount of shares purchased will be deposited into such investor's account. Unless the investor has executed a subscription, agreement binding them to their investment, the investor may cancel such investor's desired investment within the required time and no funds will be withdrawn, no shares will be provided and the investor's indication will not be confirmed. In addition, if this offering does not close, no funds will be withdrawn, no shares will be issued, the investor's indication will not be confirmed and the funds deposited in the Escrow Account will be returned to the investor, without interest or deduction.

Below is a summary of the specific steps involved in the “indication of interest” process:

•	Step 1. Upon initial qualification of the offering statement by the SEC, investors may place an indication of interest for the amount of securities the investor intends to purchase via the Portal or via their Selling Agent.

•	Step 2. Investors participating through the Portal must fund the Escrow Account with sufficient funds to purchase shares if their indication is confirmed and the allocation is approved by us and the Lead Agent. Investors dealing through their own Selling Agent will not fund into escrow and will give their subscription indications to the Lead Agent via their Selling Agent. Indications of interest will not be finalized without sufficient funds in the Escrow Account or confirmed by a Selling Agent on behalf of the investor.

•	Step 3. Approximately 48 hours prior to closing of this offering, each investor that has money deposited with the Escrow Account for this offering will be notified via e-mail that the indication of the amount of shares such investor wishes to purchase is confirmed and will be finalized on closing. Unless the investor has executed a subscription, agreement binding them to their investment, the investor may cancel such investor's desired investment within the required timeframe, in which case no funds will be withdrawn, no securities will be provided, the investor's indication will not be confirmed and funds deposited into escrow will be returned, without interest or deduction.

•	Step 4. Upon closing, investor funds will be debited from the Escrow Account, and shares will be delivered in the amount of the allocation granted. Settlement of purchased shares for investors participating through their Selling Agents will take place between the Lead Agent and such Selling Agent.

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Right to Reject Subscriptions. Even if we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the Escrow Account or indicated by a Selling Agent, as the case may be, we reserve the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions deposited in escrow immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Investment Limitations if We Do Not Obtain a Listing on a National Securities Exchange

As set forth in Title IV of the JOBS Act, there are no limits on how many shares an investor may purchase if the offering results in a listing of our Stock on NASDAQ or other national securities exchange. The following would apply only if we are unable to obtain a listing on a national securities exchange and we seek for our Stock to be quoted on the OTCQB.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see “How to Calculate Net Worth” below). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

How to Calculate Net Worth: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the offering. The only type of investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

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(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares;

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

If we are unable to obtain a listing on a national securities exchange, the subscription agreement will include a representation by the investor to the effect that, if you are not an Accredited Investor, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis together with the consolidated financial statements and the related notes to those statements included elsewhere in this offering statement. This discussion contains forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth in the section of the prospectus captioned “Risk Factors” and elsewhere in this offering statement, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

LipoTech USA Inc. is a Wyoming Corporation founded on October 22, 2021. Since inception, LipoTech USA Inc. has been established as a holding company for FTS Bodysculpting Inc.

Operating Results

Components of Operations

Operating Expenses

LipoTech USA Inc. operating expenses are

General and Administrative Expenses

General and administrative expenses consist of office and support personnel.

Sales and Marketing Expenses

Sales and marketing expenses consist of:

Social Media-Facebook

Google
Outdoor Advertising
Radio and Television.

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Trend Information

Revenue Trends

In Development

Costs and Expenses Trends

In Development

Liquidity and Capital Resources

Sources of Funds

Corporate Development has been funded by the Company President

The following table summarizes our cash flows for the periods indicated:

N/A

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenue generated and expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Revenue Recognition

LipoTech USA Inc. is recording the sale of the Props Tokens similar to the sale of contracts with customers pursuant to Accounting Standards Codification (“ASC”) No. applicable ASC code.

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Plan of Operations

Description of the Business

Company History

The founders of the company have 5 years experience in Body Sculpting, and non-invasive fat reduction. Research and development in Radio frequency, Ultra Sound, and Laser light research. The president has spent time in Asia, studying and developing new concepts, regarding body fat reduction. The founders operated a development and actual Body fat reduction treatment center, utilizing varied techniques including cryolipolysis (freezing of fat cells). The center offered various methods of fat reduction, prior to developing the concept of Fat Terminator System (tm) that is will be utilized and marketed. In addition the founder hold important industry trademarks vital to effective marketing of now specific fat reduction treatments, that are proven and effective, with non-invasive Class 1 medical devices. Over 5 years they treated over 1000 clients with success. We have done extensive research on prior and existing treatments and techniques of fat reducing.

The company has been self-funded from President

Business Goals

The following is an overview of the Company’s short-term and long-term goals:

The company expects to start expansion of treatment Centers, to address the growing needs of the population that continues to be overweight and obese.

Within 12-24 months of initial launch FTS Treatment Centers, establish additional Cities within neighboring states.

Existing Operations

FTS Body Sculpting Operations and Training Center is funded and we expect to operate within 60-90 days. Development continues on enhanced client features, and client rewards program.

Services

Current Services

Below is an overview of the Company’s significant current services:

Lipo Tech U.S.A. is a holding company for our subsidiary FTS Body Sculpting Inc. developing a Treatment Center and Training Facility in Southwest Florida. Completion and opening is expected within 30-90 days.

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Below is a detailed individual review of each of the major services sold by the Company:

FTS Led Lipolysis

Our client introduction begins with a free consultation. During this meeting, we discuss client goals, general health issues and explain our treatment in depth, along with expectations, followed by question and answer session. If the potential client decides to proceed with treatment, we document their current status, along with weigh in, measuring the area or areas to be treated, and Body Mass Index (BMI) is recorded. Usually a first treatment is provided and the client is scheduled for 9 remaining treatments in first phase. After completion of initial 10 treatments, client is given the opportunity to continue treatments, depending on their goals. Each BS treatment is approx 1 hour in duration, and we monitor the client on every visit.

General Population-Families, singles, men and women

Our general pricing is pre-paid for package treatments

None

Our competitive advantage is based on Guarantee of actual fat body fat reduction, with measurable results. Most competitive practitioners offer their treatments on “Best Efforts”, with no guarantee. Our experience with our treatment, allows us to make the claims. We treat fat on almost any area of your body with Laser-Like Lipo body sculpting, but commonly treated areas are: the thighs, upper arms, love handles, chin, neck, buttocks, back and stomach. Treatment times will vary depending on what are you are treating and the severity of the area, based on research, development and actual experience. 1. We offer affordable pricing, compared to other treatment providers. 2. Our primary treatment has fewer contra-indications, then other procedures.

Subsidiaries

The Company operates certain businesses through subsidiaries, each subsidiary is discussed below:

FTS Body Sculpting Corp.

This will be our initial treatment center and training facility in Cape Coral, Florida USA.

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Marketing and Advertising

Below is a discussion of the Company’s marketing and advertising strategies:

The company plans for extensive advertising in the areas, we locate our treatment centers, including Social Media, newspaper, TV, Radio and direct mail.

Our Body Sculpting Esthetics company targets the following locations:

Tampa, Fort Lauderdale, North Miami, West Palm Beach, Palm Harbor, Deltona, Orlando, Palm Bay and Panama City et al. We chose to operate in these cities because we know that our services will be in high demand due to the demographic composition of Florida.

We will be dedicated to establishing good business relationships with our clients giving them value for their money and reasons for them to hire our services over and over again.

We are quite aware that in order to become the number one choice in our city, we must continue to deliver quality and highly reliable services. We are open to the use of latest technology in the Body Sculpting services line of business. No doubt our excellent customer service and the quality of services we offer will position us to always welcome repeated customers.

The company intends to rely heavily on social media, Facebook, Google, including social media influencers.

Initial website providing insight to our plans and goals. FTS Body Sculpting is a body contouring spa in SW Florida. We specialize in non-surgical body contouring and spa services that enhance your appearance, to promote health and healing throughout the entire body. We strive to create a clean, safe and welcoming environment, to put our clients at ease while they indulge in our transformative services. Our body contouring technicians have years of experience and knowledge and use proven techniques and specialty equipment to remove excess skin and fat from problem areas.

There’s no need for risky or painful surgery—we can tighten the skin and reduce the appearance of cellulite in target areas around the body.

The company brand message will focus on affordable service prices, to attract clients, We offer Guaranteed results on our primary Treatment,after initial treatment program, clients may receive complimentary service, until we achieve measureable results. Our primary service has minimal contra-indications, which result in majority of clients being able to receive treatments, compared to other procedures. Prior to beginning treatment , We Offer Our Treatment Program-2 x weekly.

1st Visit-Complete Measurements Recorded along with BMI and body weight.

Clients are monitored weekly.

EVERY WEEK- Evaluation and measureable results recorded. We use Bioelectrical Impedance Body Composition Analysis to show your results. This is an objective analysis showing Lean Muscle Mass,% of Body Fat and other vital information to help ensure maximum results.

There is no cutting or freezing with this procedure. The fat cells are not damaged. Unlike some high level lasers, FAT TERMINATOR LED LIPOLYSIS (Tm) is totally pain-free. It provides immediate results without any pain or downtime associated with traditional liposuction. During your treatment multiple light sources are placed against the skin. The light energy safely penetrates the skin and passes into the subcutaneous fat tissue beneath the skin, to make pores in the fat cells so they can leak out their contents. Surrounding tissues such as blood vessels, nerves and skin cells are unaffected by the procedure.

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Growth Strategy

Below is an overview of the Company’s growth strategy:

Our near term goals, are to increase clients within Florida, by launching projected treatment locations in 10 new state areas and building the brand in Florida USA. Long term goals will be nationwide expansion, establishing treatments in every state and major city.

Our initial coverage will be in Florida, where we will perfect our brand, and expand through licensing opportunities, to be offered in the future throughout North America.

Mergers and Reclassifications

Customer/Client Base

Buyer personas”. Some of the personas include:

Men and women ages 18 to 60 that frequently attend concerts, baseball games, basketball games, football games, etc.
Men and women ages 18+ who travel frequently for business (or pleasure) via air or public transit
Men and women, 21+ that frequent bars and nightclubs (key dates: December 31st-Jan 1st, February 4th, March 17th, July 4th, etc.
Men and women ages 18+ concerned about excess weight and have been unable to reduce body fat
Men and women ages 18+ who have had some medical issues

Research and Development

Center Development Costs- $ 120,000.00
Administrative Expense- $ 10,000.00
Legal- $ 8000.00 - $25,000.00

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Description of Industry/Market

Below is an overview of the market the Company is currently involved in:

We believe we are still in the very early phases of capturing this massive opportunity. Fat Terminator System (tm) is safe, painless, and completely non-invasive treatment for spot fat reduction and aesthetic body contouring.

Clients have found hard to reduce trouble spots, such as love handles, tummy bulge, saddlebags and more - are significantly reduced with just a few treatments. Laser paddles target adipose (fat) tissue externally through skin for 10 minutes per treatment area.

Results are seen in both circumference measurement and degree of body contour in the area. Clients can optimize their results through multiple Slim Light treatments combined with cardio type activity post treatment.

Studies have found that clients who eat a healthy diet and exercise regularly will experience the best FTS results. However, even clients with sluggish metabolism remark that they experience a unique and invigorating body wake up by energy emitted by the FTS Light safely penetrates the patient's skin. At specific frequencies, coherence and power settings, fat cells absorb the electromagnetic energy from the Light.

When enough energy is absorbed, transitory (short-lived) pores form on the surface of the fat cells. Water, glycerol and free fatty acids then leak out of the fat cells and through the body's natural cleansing system are released into circulation to be processed and removed naturally. This is just like what happens when you exercise.

As a result, the fat cells are smaller which results in losing dress or pant sizes*, fat loss and often a reduction in the appearance of cellulite. It is highly recommended that cardio type activity as well as our complementary whole body vibration session be utilized immediately following the Fat Terminator System session

It is highly recommended that cardio type activity as well as our complementary whole body vibration session be utilized immediately following the Fat Terminator System session.

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Industry info:

$8.5 billion non-invasive fat reduction market

Body Fat Reduction Market size was more than USD 8.5 billion in 2019 and is projected to grow at over 10.4% CAGR between 2020 and 2026. Growing focus on body aesthetics has impelled the demand for various body fat reduction procedures among the population. Fat reduction procedures such as liposuction, tummy tuck (abdominoplasty) and cryolipolysis have gained significant popularity and are being adopted rapidly. As per the Plastic Surgery Statistics report, liposuction and abdominoplasty were among the top 5 aesthetic surgical procedures in 2018, with over 0.4 million procedures in the U.S. alone. With surging adoption of cosmetic surgeries, various settings such as medical spas, aesthetic clinics and hospitals are broadening their service portfolio to offer such novel treatments.

Growing obese population pool coupled with increasing number of baby boomers will spur the body fat reduction market growth. Rising consumption of high-carbohydrate foods and sedentary lifestyle are contributing to obesity prevalence.

Thus, with increasing disease pervasiveness, the emphasis on body contouring treatment is growing. In addition, with aging, the skin is prone to sagging and aging effects. Thus, broadening elderly population base and rising acceptance of different body fat reduction procedures in developed countries will influence the market demand. Reference: World health Organization

Key facts

  Worldwide obesity has nearly tripled since 1975.
  In 2016, more than 1.9 billion adults, 18 years and older, were overweight. Of these over 650 million were obese.
  39% of adults aged 18 years and over were overweight in 2016, and 13% were obese.
  Most of the world's population live in countries where overweight and obesity kills more people than underweight.
  39 million children under the age of 5 were overweight or obese in 2020.
  Over 340 million children and adolescents aged 5-19 were overweight or obese in 2016.
  Obesity is preventable.

What are obesity and overweight

Overweight and obesity are defined as abnormal or excessive fat accumulation that may impair health.

Body mass index (BMI) is a simple index of weight-for-height that is commonly used to classify overweight and obesity in adults. It is defined as a person's weight in kilograms divided by the square of his height in meters (kg/m2).

Adults

For adults, WHO defines overweight and obesity as follows:

  overweight is a BMI greater than or equal to 25; and
  obesity is a BMI greater than or equal to 30.

BMI provides the most useful population-level measure of overweight and obesity as it is the same for both sexes and for all ages of adults. However, it should be considered a rough guide because it may not correspond to the same degree of fatness in different individuals.

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Greater awareness and adoption of aesthetic procedures among women will spur the body fat reduction market expansion.

Female population dominated around 90% revenue share in 2019. Demand for several body fat reduction techniques among women is higher and increasing robustly. Female population is emphasizing more on the aesthetics and thus adopting various body services.

Global Body Fat Reduction Market Definition

Obesity is an increasing health concern in developing countries and therefore, people are looking for ways to reduce excess body fat. Overweight is responsible for the chain of other major diseases. Although exercise and a healthy diet are the best-preferred options, they prove inefficient when it comes to removing the stubborn fat deposited around several parts of the body. People achieve their goal to reduce body fat through surgical and non-surgical methods. The surgical approach involves the removal of fat through surgery-based therapy such as liposuction and abdominoplasty. The non-invasive option ruptures the fat cells by giving a cold or heat exposure to fat cells or treating the fat cells with radiofrequency, ultrasound, or laser. Such services are provided by hospitals, spas, and clinics.

Worldwide obesity has nearly tripled since 1975.

In 2016, more than 1.9 billion adults, 18 years and older, were overweight. Of these over 650 million were obese.
39% of adults aged 18 years and over were overweight in 2016, and 13% were obese.

Most of the world's population live in countries where overweight and obesity kills more people than underweight.

39 million children under the age of 5 were overweight or obese in 2020.

Over 340 million children and adolescents aged 5-19 were overweight or obese in 2016.

Obesity is preventable.

Adipose tissue often known as body fat is a complex connective tissue with specific roles in metabolic and endocrine function. In medicine, health or physical fitness, body fat reduction refers to a decrease in total body mass or connective tissue. Body fat removal methods are used frequently in cosmetic surgery to remove excess adipose tissue, either surgically or non-surgical.

Various treatments, such as tummy tuck, laser lipolysis, ultrasound, red light therapy are available in the market. However the high cost of these procedures and certain post treatment complications are expected to restrain the market.

FTS Led Lipolysis (tm) will make a difference.

Loyalty programs will also be a part of creating power users and act as an extension of each company’s brand. Our focus is offering our proven treatments at affordable pricing.

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Our primary treatment is proven, positions us to be a leader in the continued Body Sculpting revolution. Across industries, companies that have established trusted user relationships at scale are able to drive change and create substantial value in the process. We believe this is especially true in Body Sculpting. We are focused on continuing to build our platform with the characteristics that are critical to winning and maintaining strong user relationships at scale, including size, marketplace density, brand affinity, trust, affordability, reliability and expertise in building and scaling networks. Our primary service is non-invasive an offers clients the opportunity to experience fat reduction.

Competition

Below is an overview of the competitive landscape of the market discussed above:

Global Body Contouring Market Overview

Body contouring procedures are available to help reduce the amount of excess skin and re-contour the body to look its best. This procedure can involve a body lift, tummy tuck, breast lift or even liposuction. The average body contouring session lasts just one hour and has no downtime. With advancements in the accessibility and quality of nonsurgical procedures, rising obesity rates will drive demand of the body contouring devices.

Goldstein Market Intelligence analyst forecast the body contouring market size is set to grow at a CAGR of 7.1% over the forecast period 2019-2035. In the recent years, non-surgical procedures have gained popularity as consumers look for less painful, cost-effective and safer alternatives to get the desired body shape.

Global Body Contouring Market Segmentation By Type
Non-Invasive And Minimally-Invasive Body Contouring
Laser-like Lipo (LED treatments)
Infrared Light Lipo
Cryolipolysis (cold lipo)
Laser Lipo
Radio frequency lipo

Employees

Director of Tech Services
Office manager
Customer Service manager
Marketing Director

Market Research

LipoMT operates within the Medical Devices and Healthcare, Service industry which has been determined as a $14,000,000,000 market.

Below is a discussion of the value of the Company’s target market and why they have chosen that.

Body Fat Reduction Market size was more than USD 8.5 billion in 2019 and is projected to grow at over 10.4% CAGR between 2020 and 2026. Growing focus on body aesthetics has impelled the demand for various body fat reduction procedures among the population. Fat reduction procedures such as liposuction, tummy tuck (abdominoplasty) and cryolipolysis have gained significant popularity and are being adopted rapidly. As per the Plastic Surgery Statistics report, liposuction and abdominoplasty were among the top 5 aesthetic surgical procedures in 2018, with over 0.4 million procedures in the U.S. alone. With surging adoption of cosmetic surgeries, various settings such as medical spas, aesthetic clinics and hospitals are broadening their service portfolio to offer such novel treatments.

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Regulations

Below is a discussion of any government regulations or required licenses that are relevant to the Company: The company generally operates as a spa facility, licensed by Cosmetology Regulations.

The Company will operate the training Center and Operations Location as med Spa, licensed under State Cosmetology Law.

Approval required to operate as a licensed spa.

Target Customers

Marketing Methods

The marketing strategy for Lipo Tech, Inc. is going to be driven by good returns on investment (ROI) for our partners, excellent customer service, honesty and quality service delivery. We will ensure that we build a loyal client base.

We want to drive sales via the output of our services jobs and via referral from our satisfied customers. We are quite aware of how satisfied customers and investors drive business growth .

FTS Body Sculpting, Inc. is strategically located and we are going to maximize the opportunities that are available which is why we spent more to locate the business in a location that will be visible to our target market. Our sales and marketing team will be recruited based on their experience in the industry and they will be trained on a regular basis so as to be well equipped to meet their targets and the overall goal of Lipo Tech USA, Inc.

Our goal is to grow Lipo Tech USA, Inc. to become the leading Body Sculpting Company, through its operating company FTS Body Sculpting Inc. which is why we have mapped out strategies that will help us take advantage of the available market and grow to become a major force to reckon with in the Body Sculpting/ Fat Reduction industry. FTS BodySculpting, Inc. is set to make use of the following marketing and sales strategies to attract clients;

Introduce our FTS Body Sculpting services business by sending introductory letters alongside our brochure to corporate organizations, travel and tour , hotels, households and key stakeholders in all across Miami, Green acres City, Miami, Jacksonville, Clearwater, Tampa, Fort Lauderdale, North Miami, West Palm Beach, Palm Harbor, Deltona, Orlando, Palm Bay and Panama City et al.

Print out fliers and business cards and strategically drop them in offices, car parks, libraries, public facilities and train stations et al.

Use friends and family to spread word about our business

Post information about our company and the services we offer on bulletin boards in places like car parks, schools, libraries, and local coffee shops et al.

Place a small or classified advertisement in the newspaper, or local publication about our company and the services we offer
Leverage on referral networks such as agencies that will attract clients who would need our customized services

Advertise our ready FTS Body Sculpting services company in relevant magazines, newspapers, TV, and radio stations.

Attend relevant automobile expos, seminars, and business fairs et al . to market our services

Engage in direct marketing approach

Social Media, ex. Google, Facebook, Instagram, Messenger, etc

Encourage the use of word of mouth marketing from loyal and satisfied clients

Join local chambers of commerce and industry to market our services and attract partners.

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Pricing

We intend to offer lower prices then our competitors, and additional rider incentives to insure loyalty and return business. The majority of Body Sculpting / Fat Reduction are offered in Physicians offices and high priced spas. Our experience has proven we can offer high tech services at affordable prices, ensuring consumers that they now have services that are affordable. Our partnership with finance company, allows us to offer full 100% finance of treatments, were the majority of new clients can qualify. In addition we offer short term time payments interest free on our services in house.

ASSETS

Equipment

Three FTS V-Model Medical Devices: red light therapy using LED 650nm red light for body contouring of the waist, hips and thighs is as effective as red light therapy using Laser 635nm red light. Body contouring technology is able to target and destroy fat cells safely in 7 minute treatments. FDA-cleared to remove fat under the Clinical Studies, adding to our existing clearances for treatment of fat in the abdomen, love handles, back, and inner & outer thighs.

Frequency: Red Light 660 NM, Green Light 535NM and Infrared 840NM.

Power: 130 MW per Diode.

Diodes: 28 diodes per Treatment Paddle.

Paddles: 2-4 small paddles for lymphatic stimulation and 8-32 large paddles to treat the area of concern.

Straps: 4 Different size Velcro straps for different treatment areas.

Treatment time: 7-15 minutes.

INTELLECTUAL PROPERTY

Trademarks

Fat Terminator Led Lipolysis TM

Approved 3/18/2018 Non-invasive fat reduction and facial enhancement, using red light, near red-photonics light therapy

Fat Terminator System TM

Approved 1/08/2016 Cosmetic body contour services: Health Spa Services, body care services and Fat Reduction

Ultraface TM

Approved 01/05/2017 Cosmetic skin care services, esthetic services, medical services, treatment of tissue with ultrasound, non-invasive medical procedures.

MANAGEMENT & BOARD MEMBERS

Management

The following table sets forth information about our executive officers and management team.

Edward Anthony Roth, CEO, President - CEO

Mr. Roth has been a Business Consultant in the Caribbean for 10 years. In 1997 served as Vice- President and Director  of Operations for Cleaning  Express USA since it's inception in November 1994.  Mr.  Roth  developed  and  implimented  all  operations  and  developments  creating a company that started with less  than 50  customers,  and today  services  over 8,000  customers in South Florida.  Mr.  Roth was  President of Advanced  Appearance,  a chain of  Cosmetology Salons,he successfully built into twelve locations.  Mr. Roth, successfully operated 3 Body Sculpting offices in SW Florida, and has a track record of adding over 1000 clients, with various treatments, including cryliploysis, Ultra sound Cavitation, and Radio Frequency . He has successfully developed businesses  in Alabama and Florida including an e-commerce shopping Beautymerchant.com . Mr. Roth has attended Auburn University  majoring in Business and  marketing, and is also a veteran of the United States Air Force.

Sarah Henry, Vice- President-Director

Ms. Henry has extensive experience in Customer service and actual Body Sculpting treatment and techniques. A native of Guyana, South America. Her career started with 5 years   experience in customer care, working with Office Depot, Amazon. Since 2017, she has been affiliated with Body Sculpting, she has been trained in Radio Frequency, Ultra Sound, Laser, Crylipolysis. Led Lipolysis. She has personally provided over 1000 Body Sculpting Treatments. She is married to Edward Anthony Roth.

Tony Roth, Director

Tony is one of the main founders of the rapidly growing professional parkour team/brand, SoFlo Movement. Beginning in 2014, Tony, along with his colleagues, has been able to grow this team of athletes to over 100,000 followers on social media as well as gathering millions of views from their highly entertaining parkour content they produce!  Tony and his team have been hired to either produce entertaining action based content or appear as athletes/stunt men for companies such as Bang Energy, Miami Freerunning Academy, The Kennedy Forum, Hasbro's Nerf Blasters, Nickelodeon, Google.

Liam Fowler, Director

Current experience

Semi Retired at At home 2021 - Present

CEO, President Advisor at FCInc Consultants for High End Multiple Industries 1991 - Present

Past experience Regional Operations at Johnson Controls 2021 - 2021

Director (C Level type position) / Chief of Operations at Dept of Defense 1997 - 2020

Regional Executive Director at Vogue International / Fashion World High Fashion Clothing Stores 1989 - 1991

Regional Director at McCrory Dept Stores / Walmart Dept Stores 1986 - 1989

Executive Director Of Franchise Operations at Taco Bell 1984 - 1986

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Education California Coast University

Doctorate of Ed Org Psychology - EdD, Ed Org Psychology 1997 - 2021

Mountain State University

Other, Aviation/Airway Management and Operations 2007 - 2010

California Coast University

Master's of Science, Psychology Org 2005 - 2007

California Coast University

Bachelor of Science - BS, Psychology 2000 - 2004

University of Maryland University College

Board of Directors

Board Composition - 4

Compensation and Nominations - 25,000 shares

PREVIOUS BANKRUPTCIES

Corporate Bankruptcy

None

Personal Bankruptcy

None

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LEGAL PROCEEDINGS

Previous Lawsuits

The Company does not have any previous material legal proceedings.

Ongoing Lawsuits

The Company does not have any ongoing material legal proceedings.

Properties

Our principal office is located at 3046 DEL PRADO BLVD SOUTH, Suite 2B, CAPE CORAL, FL 33904, which is subject to a lease in the amount of 1,375.00 per month. It is 1200 square feet.

EXECUTIVE COMPENSATION

The following table summarizes the compensation of the three highest paid persons who were our executive officers during the years ended 2020 and 05/31/2022:

Name	Title	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Edward Anthony Roth	CEO	$75,000		$$75,000

Director Compensation

The aggregate annual compensation for the Company’s directors, as a group,$100 ,0000 in restricted common stock, and unspecified expenses for the 05/31/2022 fiscal year was 0, which included a group of 4 directors.

Nothing at this date

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the total number and percentage of our shares of Stock that will be beneficially owned on Nov 1, 2021 by: (1) each holder of more than 10% of our Stock, including executive officers and directors individually; and (2) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules (See Rule 13d-3(d)(1) of the Securities Exchange Act of 1934 for more detail) and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Stock that such person or any member of such group has the right to acquire within 60 days of August 20, 2021. For purposes of computing the percentage of

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outstanding [shares/units] of our Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days from August 20, 2021 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Title of Class of Voting Securities (1 class per row)	Name and Address of Beneficial Owner (1)	Amount and nature of beneficial ownership(2)	Amount and nature of beneficial ownership(2)	Amount and nature of beneficial ownership acquirable(3) within 60 days of August 20, 2021	Amount and nature of beneficial ownership acquirable(3) within 60 days of August 20, 2021	Percent of class(4)
		Number	Description	Number	Description	Percent
Preferred Common	Edward Anthony Roth 2637 E. Atlantic Blvd # 180 Pompano Beach, FL 33062	2,500,000 60,000,000	Outright ownership of outstanding equity	2,500,000 60,000,000	Other right to acquire shares	10% 60%

Common	Sarah Henry 2637 E. Atlantic Blvd #180 Pompano Beach, FL 33062	5,000,000	Outright ownership of outstanding equity	5,000,000		5%

(1)  Unless otherwise indicated, the business address of each person listed is c/o Edward Anthony Roth, 3046 DEL PRADO

BLVD SOUTH, Suite 2B, CAPE CORAL, FL 33904.

(2)  This includes voting and/or dispositive power over any security or power acquirable with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect if such security or power is acquirable (A) through the exercise of any option, warrant or right; (B) through the conversion of a security; or (C) pursuant to the power to revoke a trust, discretionary account, or similar arrangement.

(3)  The right to acquire beneficial ownership of the security includes but is not limited to any right to acquire: (A) through the exercise of any option, warrant or right; (B) through the conversion of a security; (C) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or (D) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

(4)  For purposes of computing the percentage of outstanding shares of our Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days from August 20, 2021 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

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 SECURITIES BEING OFFERED

The following descriptions of the terms of our securities, certain provisions of Wyoming law and certain provisions of our articles of incorporation and Bylaws are summaries, do not purport to be complete and are subject to and qualified in their entirety by reference to our articles of incorporation and Bylaws, copies of which are filed as exhibits to the Offering Statement of which this offering circular is a part. See “Where You Can Find More Information.”

We are a Corporation organized on October 11, 2021. Our articles of incorporation provides for 1 class of Common Stock, consisting of 100,000,000 Class A Common, par value $0.001 per share.

All of the outstanding shares of Common Stock are, and the common shares offered by this offering circular will be, duly authorized, validly issued, fully paid and non-assessable.

Holders of common shares have no conversion, exchange, sinking fund, or appraisal rights rights, no preemptive rights to subscribe for any securities of our Company, and no preferential rights to distributions.

Common Stock

As of November 1, 2021, we had 65 Million shares of Common Stock outstanding held by 2 stockholders of record.

Fully Paid and Non-assessable

All outstanding shares of Shares of Common Stock are, and the Shares of Common Stock to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Voting Rights

Each holder of Preferred Stock is entitled to one vote for each share of Common Stock issuable upon conversion of the Preferred Stock at the then-effective conversion rate. Fractional votes are not permitted and if the conversion results in a fractional share, it will be rounded to the nearest whole number. Holders of Preferred Stock are entitled to vote on all matters submitted to a vote of the shareholders, including the election of directors, as a single class with the holders of Common Stock. Specific matters submitted to a vote of the shareholders require the approval of a majority of the holders of Preferred Stock voting as if their shares had been converted into Common Stock. These matters include any vote to:

•	enter into a transaction or series of related transactions involving a merger or consolidation, or sale, conveyance or disposal of all or substantially all of the assets, unless the majority of the voting power in the surviving entity is substantially similar to that before the transaction with substantially the same rights, preferences, privileges and restrictions;
•	modify the rights preferences, privileges and restrictions so as to adversely affect the Preferred Stock;
•	increase the total number of authorized shares of Preferred Stock;
•	authorize or issue, or obligate to issue, any other equity security having a preference over, or on a parity with the Preferred Stock with respect to dividends, liquidation, redemption or voting;
•	redeem, purchase or otherwise acquire any shares of Common Stock or Preferred Stock except as indicated, including the repurchase of shares from employees, directors and officers, and existing contractual rights;
•	declare or pay any dividend on the Common Stock, other than a dividend payable solely in Shares of Common Stock; and
•	amend the Certificate of Incorporation or Bylaws.

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Liquidation

In the event of our liquidation, dissolution, or winding up, holders of Preferred Stock are entitled to a liquidation preference superior to holders of Common Stock. Holders of Class C Preferred will receive an amount for each share equal to $0 per share of Class C Preferred, adjusted for any stock splits, reverse stock splits, stock dividends, and similar recapitalization events (each a “Recapitalization Event”), plus all declared and unpaid dividends and holders of Class B Preferred will receive an amount for each share equal to $0 per share of Class B Preferred, adjusted for any Recapitalization Event, plus all declared and unpaid dividends. The distributions will then go to holders of Class D Preferred, who will receive an amount for each share equal to $0 per share of Class D Preferred, adjusted for any Recapitalization Event, plus all declared and unpaid dividends. Finally, distributions will be payable ratably to holders of Common Stock and Preferred Stock on an as-converted basis. If, upon such liquidation, dissolution or winding up, the assets and funds that are distributable to the holders of Class B Preferred and Class C Preferred are insufficient to permit the payment to such holders of the full amount of their respective liquidation preference, then all of such assets and funds will be distributed ratably first among the holders of the Class B Preferred in proportion to the full preferential amounts to which they would otherwise be entitled to receive, and then any remaining amounts to Class C Preferred in proportion to the full preferential amounts which they would otherwise be entitled to receive.

Preemptive Rights

Conversion to common stock

Conversion Rights

Each share of Preferred Stock is convertible at any time at the option of the holder into one share of Common Stock for each share of Preferred Stock, subject to adjustment in the event of any stock splits, stock combinations, recapitalizations and similar transactions.

In addition, upon either (a) the closing of the sale of shares of Common Stock to the public in a public offering pursuant to an effective registration statement under the Securities Act or a qualified offering statement under Regulation A of the Securities Act, or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders at the time of such vote or consent, voting as a single class on an as-converted basis, (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the foregoing conversion ratio. Accordingly, upon the closing of this offering, each outstanding share of Preferred Stock will automatically convert into one share of our Common Stock.

Redemption

Each share of preferred stock is convertible to 10 shares common stock

Liability to Further Calls or to Assessment by the Issuer

NA

47

 LEGAL MATTERS

Certain legal matters with respect to the shares of Shares of Common Stock offered hereby will be passed upon by Company Securities Counsel.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of Jeremiah’s Service Corp is a full-services CPA firm based in Miami, Florida, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Jeremiah’s Service Corp is a full-services CPA firm based in Miami, Florida as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Shares of Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this offering, we will be required to file periodic reports and other information with the SEC pursuant to Regulation A. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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49

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

LipoTech USA Inc.

We have audited the accompanying balance sheets of LipoTech USA Inc. (“the Company”) as of November 16, 2021 and the related statements of operations, stockholder's deficit, and cash flows for the period October 25, 2021 (inception) through November 16, 2021. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LipoTech USA Inc. as of November 16, 2021 and the results of its operations and its cash flows for the period October 25, 2021 (inception) through November 16, 2021, in conformity with accounting principles generally accepted in the United States(GAAP).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

/s/ Jeremiah’s Service Corp

Jeremiah’s Service Corp

PTIN# P02375051

CAF# 0314-22732R

Jeremy@jeremiahservicecorp.com

305-354-6359

F-1

Lipo Tech USA INC

Balance Sheet

As of November 16, 2021

ASSETS
Current Assets
Checking/Savings	200.00
Total Checking/Savings	200.00
Total Current Assets	200.00
Fixed Assets
Equipment	72,300.00
Furniture	6,675.00
Total Fixed Assets	78,975.00
Other Assets
Intellectual Property	15,000.00
Lease Deposit	2,000.00
Total Other Assets	17,000.00
TOTAL ASSETS	96,175.00
LIABILITIES & EQUITY
Equity Opening Balance Equity	96,175.00
Total Equity	96,175.00
TOTAL LIABILITIES & EQUITY	96,175.00

F-2

Lipo Tech USA INC

Profit & Loss

October 25 through November 16, 2021

Oct 25 - Nov 16, 2021
Net Income	0.00

F-3

Lipo Tech USA INC

 Statement of Cash Flows

October 25 through November 16, 2021

Oct 25 - Nov 16, 2021
INVESTING ACTIVITIES
Equipment	-72,300
Furniture	-6,675.00
Intellectual Property	-15,000.00
Lease Deposit	-2,000.00
Net cash provided by Investing Activity	-95,975.00
FINANCING ACTIVITIES
Opening Balance Equity	96,175.00
Net cash provided by Financing Activity	96,175.00
Net cash increase for period	200.00
Cash at end of period	200.00

F-4

LipoTech USA INC.

NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED NOVEMBER 16, 2021

NOTE 1: DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

LipoTech USA INC., (the Company), is a developmental stage company, incorporated under the laws of the State of Wyoming on October 25, 2021. The company has elected December 31st as its fiscal year end. The company plans to provide weight reduction and fat loss procedures within the United States through use of non-invasive LED Lipolysis system. The company plans to provide complete medical assessments before deciding whether the patients fit the criteria for these procedures.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Estimates are used when accounting for allowance for doubtful accounts, depreciation, and contingencies. Actual results could differ from those estimates.

Revenue and Cost Recognition

The Company earns revenues by providing non-invasive targeted fat reduction services under individually negotiated contracts with varying terms, recognizing revenue in accordance with ASC 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided and collectability is assured. In arrangements where key indicators suggest the Company acts as principal, the Company records the gross amount billed to the client as revenue and the related costs incurred as cost of revenues as the services are provided.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are amounts due from fat reduction services, are unsecured and are carried at their estimated collectible amounts. Credit is generally extended on a short-term basis and do not bear interest, although a finance charge may be applied to amounts outstanding more than thirty days. Accounts receivable are periodically evaluated for collectability based on past credit history with clients. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance and current economic conditions.

Share Based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

F-5

LipoTech USA INC.

NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED NOVEMBER 16, 2021

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The company had no stock-based compensation plans November 16, 2021. The Company had three stock issuances. Issuance to its founder in the amount of 62,500,000 preferred common shares at par value of .0001 on November 16, 2021. The Company issued to Sarah Henry, an individual 5,000,000 shares of common shares at par value of .0001 for services rendered to the Company. All issuance of stock were considered to be of nominal value through November 16, 2021.

Derivative Instruments

We generally do not use derivative financial instruments to hedge exposures to cash-flow risks or market-risks. However, certain financial instruments, such as warrants and the embedded conversion features of our convertible promissory notes and debentures, which are indexed to our common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net-share settlement is not within our control. In such instances, net-cash settlement is assumed for financial accounting and reporting purposes, even when the terms of the underlying contracts do not provide for net-cash settlement. Derivative financial instruments are initially recorded, and continuously carried, at fair value.

Determining the fair value of these complex derivative financial instruments involves judgment and the use of certain relevant assumptions including, but not limited to, interest rates, volatility and conversion and redemption privileges. The use of different assumptions could have a material effect on the estimated fair value amounts.

The Company accounts for derivative instruments in accordance with ASC Topic 815, Derivatives and Hedging, and all derivative instruments are reflected as either assets or liabilities at fair value in the balance sheet.

The Company uses estimates of fair value to value its derivative instruments. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. In general, the Company’s policy in estimating fair values is to first look at observable market prices for identical assets and liabilities in active markets, where available. When these are not available, other inputs are used to model fair value such as prices of similar instruments, yield curves, volatilities, prepayment speeds, default rates and credit spreads (including for the Company’s liabilities), relying first on observable data from active markets. Additional adjustments may be made for factors including liquidity, credit, bid/offer spreads, etc., depending on current market conditions. Transaction costs are not included in the determination of fair value. When possible, The Company seeks to validate the model’s output to market transactions. Depending on the availability of observable inputs and prices, different valuation models could produce materially different fair value estimates. The values presented may not represent future fair values and may not be realizable. The Company categorizes its fair value estimates in accordance with ASC 820, Fair Value Measurements (ASC 820), based on the hierarchical framework associated with the three levels of price transparency utilized in measuring financial instruments.

F-6

LipoTech USA INC.

NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED NOVEMBER 16, 2021

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash and cash equivalents at November 16, 2021 was $0.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the respective assets, which is generally between three and five years. Depreciation expense was $0 at November 16, 2021.

Intangible Assets

Intangible assets are stated at cost, net of accumulated amortization. Amortization is computed using the straight-line method over the estimated useful life of the respective asset, which is three years. Amortization expense at November 16, 2021 was $0.

Income Taxes

The Company accounts for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F-7

 PART III – EXHIBITS

Exhibit No.	Description

1A-2A	Charter
1A-2B	Bylaws

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 SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cape Coral, State of Florida, on November 28, 2021.

LipoTech USA Inc.

/s/ Edward Anthony Roth

Edward Anthony Roth

CEO, President

Date: November 28th, 2021

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

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